Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CLAYMONT STEEL HOLDINGS, INC.

Incorporated under the Laws of the State of Delaware

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, in the city of Wilmington, County of New Castle 19801. The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the Board of Directors.

Section 1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01 Annual Meetings. An annual meeting of stockholders shall be held at such date, time, and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. At such annual meeting, the stockholders shall elect members of the Board of Directors in accordance with Article III of these Bylaws and transact such other business as may properly be brought before the meeting.

Section 2.02 Special Meetings. Special meetings of the stockholders, for any purpose or purposes described in the notice of the meeting, may be called only by:

(a) the Chairman of the Board;

(b) the Board of Directors pursuant to a resolution approved by two or more members of the whole Board of Directors; or

(c) the Secretary on the written request of the holders of not less than a majority of all shares entitled to vote at the meeting.

Special meetings of the stockholders shall be held at such place, on such date and at such time as the person or persons calling the meeting shall fix. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

Section 2.03 Notice of Meetings. Written notice of all meetings of stockholders shall be given stating the place, date, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation as then in effect (the “Certificate of Incorporation”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, either personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the General Corporation Law of the State of Delaware (the “DGCL”)), to each stockholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation. Notice given by electronic transmission will be effective (a) if by facsimile, when faxed to a number where the stockholder has consented to receive such notice; (b) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (c) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (i) the posting or (ii) the giving of separate notice of the posting; or (d) if by other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. Such further notice will be given as may be required by law. An affidavit of the Secretary, Assistant Secretary, or transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived notice.

Section 2.04 Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 2.05 Quorum. At each meeting of stockholders, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except to the extent otherwise required by applicable law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes then outstanding, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation) shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity.

Section 2.06 Organization. Every meeting of the stockholders shall be presided over by the Chairman of the Board, if any, or, if the Chairman of the Board is not present (or, if there is none), one of the following persons in the order stated: (a) the Chief Executive Officer, if one has been appointed; (b) the President; (c) a Vice President; (d) if none of the individuals named in clauses (a), (b) or (c) is present, such person who may have been chosen by the Board of Directors; or (e) if no individual named in clause (d) is present, a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or such other person as may be appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 2.07 Voting.

(a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by the DGCL or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock having voting power registered in such stockholder’s name on the books of the Corporation.

(b) All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

(c) If a vote is to be taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairman of the meeting deems appropriate.

Section 2.08 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.09 List of Stockholders Entitled to Vote. The Secretary shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 2.09 to examine the list required by this Section 2.09 or to vote in person or by proxy at any meeting of stockholders.

Section 2.10 Nomination of Directors.

(a) Except for any directors elected in accordance with Section 3.03 hereof by the Board of Directors to fill a vacancy or newly created directorships, only persons who are nominated in accordance with the procedures in this Section 2.10 shall be eligible for election as directors. Nomination for election to the Board of Directors of the corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who (x) complies with the notice procedures set forth in Section 2.10(b) and (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting.

(b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation as follows: (x) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (i) in the case of the annual meeting of stockholders of the corporation to be held in 2007 or (ii) in the event that the date of the annual meeting in any other year is changed by more than 30 days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (y) in the case of an election of directors at a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting and (ii) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c) The chairman of any meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the provisions of this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 2.10).

(d) Except as otherwise required by law, nothing in this Section 2.10 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(e) Notwithstanding the foregoing provisions of this Section 2.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(f) For purposes of this Section 2.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.11 Notice of Business at Annual Meetings.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 2.10 must be complied with and (ii) if such business relates to any other matter, the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in Section 2.11(b) and (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting.

(b) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (i) in the case of the annual meeting of stockholders of the corporation to be held in 2004 or (ii) in the event that the date of the annual meeting in any other year is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’ s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of stock of the corporation which are owned, of record and beneficially, by the stockholder and beneficial owner, if any, (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 2.11. A stockholder shall not have complied with this Section 2.11(b) if the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 2.11.

(c) The chairman of any meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 2.11), and if the chairman should so determine, the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

(d) Notwithstanding the foregoing provisions of this Section 2.11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(e) For purposes of this Section 2.11, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.12 Conduct of Meetings.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President (if the President shall be a different individual than the Chief Executive Officer), or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors of the corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. If no announcement is made, the polls shall be deemed to have opened when the meeting is convened and closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(d) In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall appoint one or more inspectors or election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 Number; Classes; Qualification. The Board of Directors shall consist of no less than six and no more than nine members. The total number of authorized directors shall be fixed from time to time within such range by a duly adopted resolution of the Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of authorized directors. Directors need not be stockholders of the Corporation.

Section 3.02 Initial Terms; Subsequent Terms.

(a) The initial term of office of directors of:

(i) Class I shall expire at the annual meeting of stockholders held in 2007;

(ii) Class II shall expire at the annual meeting of stockholders held in 2008; and

(iii) Class III shall expire at the annual meeting of stockholders held in 2009.

(b) Each subsequent term of office of each class shall expire at each third succeeding annual meeting of stockholders after the election of the directors of such class. Subject to the provisions of the Certificate of Incorporation, each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. No decrease in the total number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.03 Resignation; Removal; Vacancies. Any director may resign at any time upon written notice to the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery of such written notice to the Corporation. It shall not be necessary for a resignation to be accepted before it becomes effective. Subject to the rights of any holders of any preferred stock of the Corporation then outstanding and the Certificate of Incorporation:

(a) any director, directors, or the entire Board of Directors may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors;

(b) except as otherwise required by law, vacancies and newly created directorships resulting from any increase in the total number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the total number of authorized directors shall have the same remaining term as that of his or her predecessor.

Any director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the Class to which such director has been elected expires, and until such director’s respective successor is elected, except in the case of the death, resignation, or removal of such director.

Section 3.04 Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the dates, times, and places thereof are fixed by resolution of the Board of Directors.

Section 3.05 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date, and place of such meeting shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least four days before the meeting if the notice is mailed (which shall be by first class, registered or certified United States mail), or at least 24 hours before the meeting if such notice is given by telephone, hand delivery, overnight or similar courier, telegram, telex, mailgram, facsimile, or similar communication method.

Section 3.06 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such means shall constitute presence in person at such meeting.

Section 3.07 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business; provided that in no event shall a quorum be less than one-third of the total number of authorized directors. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.08 Organization. Meetings of the Board of Directors shall be presided over: (a) by the Chairman of the Board; (b) in the absence of the Chairman of the Board, by the President (if a director); and (c) in the absence or ineligibility of the President, by a chairman chosen at the meeting by a majority of those directors present. The Secretary, or such other person as the chairman of the meeting may appoint, shall act as secretary of the meeting.

Section 3.09 Written Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Written consents representing actions taken by the Board of Directors or committee may be executed by telex, telecopy, or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

Section 3.10 Powers. The Board of Directors may, except as otherwise required by law or the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 3.11 Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE IV

COMMITTEES

Section 4.01 Creation. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of such committee present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 4.02 Powers. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it, provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the Corporation. Additionally, any committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 4.03 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter, and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE V

OFFICERS

Section 5.01 Designations. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors shall choose a Chairman of the Board, a President, a Secretary, and a Treasurer (together, the “Required Officers”), and may choose a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, an Executive Vice President or Executive Vice Presidents, a Senior Vice President or Senior Vice Presidents, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and other officers and agents as it shall deem necessary or appropriate (together, the “Permitted Officers”). All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 5.02 Term of Office; Removal. Subject to the next sentence of this Section 5.02, each officer of the Corporation shall hold office until such officer’s successor is chosen and shall qualify or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.03 Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors or a compensation committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such person is also a director of the Corporation.

Section 5.04 The Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to the Chairman of the Board from time to time by the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of stockholders and of the Board of Directors.

Section 5.05 The Chief Executive Officer. The Chief Executive Officer, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to the Chief Executive Officer from time to time by the Board of Directors or by the Chairman of the Board (if the Chairman of the Board be so authorized by the Board of Directors).

Section 5.06 The President.

(a) The President shall, subject to the direction of the Board of Directors, have general supervision over the business and operations of the Corporation. The President shall, in general and unless otherwise prescribed by the Board of Directors, perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board (if the Chairman of the Board be so authorized by the Board of Directors), or the Chief Executive Officer.

(b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act, and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 5.07 The Chief Financial Officer and the Chief Operating Officer. The Chief Financial Officer and the Chief Operating Officer shall, subject to the direction of the Board of Directors, perform such executive, supervisory, and management functions and duties as may be assigned to each of them, respectively, from time to time by the Board of Directors, the Chairman of the Board (if the Chairman of the Board be so authorized by the Board of Directors) or the Chief Executive Officer.

Section 5.08 The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents. The Executive Vice President, if any (or in the event that there be more than one, the Executive Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), or, if there is not then an Executive Vice President, the Senior Vice President, if any (or in the event that there be more than one, the Senior Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), or, if none, the Vice President, if any (or in the event that there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of, or in the event of the disability of, the President, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 5.09 The Secretary; Assistant Secretaries.

(a) Duties of the Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committees of the Board of Directors, if required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision the Secretary shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by such officer’s signature.

(b) Duties of the Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 5.10 The Treasurer; Assistant Treasurers.

(a) Duties of the Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President, and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all transactions and of the financial condition of the Corporation.

(b) Duties of the Assistant Treasurer. The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 5.11 Delegation of Authority. Notwithstanding any provision hereof, the Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents.

Section 5.12 Representation of Shares of Other Corporations. Any Required Officer or Permitted Officer, and any other person authorized by the Board of Directors or a Required Officer, may vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations held by the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE VI

STOCK CERTIFICATES

Section 6.01 Form; Signatures.

(a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board, [the Chief Executive Officer] or the President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by such person. Such signatures may be facsimile. A certificate may be manually signed by a transfer agent or registrar other than the Corporation or its employee but may be a facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such person were such officer at the date of its issue. The Corporation cannot issue such a certificate in bearer form.

(b) All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon such notation to such effect as may be determined by the Board of Directors.

Section 6.02 Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transaction upon its books.

Section 6.03 Registered Stockholders.

(a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

(b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any) in writing, of such desire. Such written notice shall specify the alternate name or address to be used. Any stockholder directing or permitting dividends or other distributions to be sent to a name or address other than that appearing on the Corporation’s stock ledger shall bear full responsibility for all taxes, fees, charges, and other sums that may be or become due and payable as a result thereof.

Section 6.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or such person’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was (or, to the extent permitted by Delaware law, has agreed to become) a director or officer of the Corporation, or is or was serving (or, to the extent permitted by Delaware law, has agreed to serve) at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity (each of the foregoing, a “Mandatory Indemnitee”), and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit, or proceeding by reason of the fact that such person is or was (or, to the extent permitted by Delaware law, has agreed to become) an employee or agent of the Corporation, or is or was serving (or, to the extent permitted by Delaware law, has agreed to serve) at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise (each of the foregoing, a “Permissive Indemnitee”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit, or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor, (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 7.02 Successful Defense. To the extent that any Mandatory Indemnitee or Permissive Indemnitee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 7.01, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.03 Determination That Indemnification Is Proper. Any indemnification of a Mandatory Indemnitee or Permissive Indemnitee (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

(a) by the majority vote of the Board of Directors who were not parties to such action, suit, or proceeding even though less than a quorum;

(b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

(c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(d) by the stockholders.

Section 7.04 Advance Payment of Expenses. Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a Mandatory Indemnitee in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Mandatory Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses incurred by a Permissive Indemnitee may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s legal counsel to represent any Mandatory Indemnitee or Permissive Indemnitee in any action, suit, or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 7.05 Survival. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Mandatory Indemnitee or Permissive Indemnitee who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Mandatory Indemnitee or Permissive Indemnitee.

Section 7.06 Preservation of Other Rights. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in any such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Subject to the limitations set forth in Section 7.05, the Corporation may enter into an agreement with any of its directors, officers, employees, or agents, or any person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including employee benefit plans, providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify, or limit any right to indemnification or advancement of expenses created by this Article VII.

Section 7.07 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 7.08 Severability. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Mandatory Indemnitee and may indemnify each Permissive Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgment, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 7.09 Subrogation. In the event of payment of indemnification to a Mandatory Indemnitee or Permissive Indemnitee, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation to effectively enforce any such recovery.

Section 7.10 No Duplication of Payments. The Corporation shall not be liable under this Article VII to make any payment in connection with any claim made against a Mandatory Indemnitee or Permissive Indemnitee to the extent such person has otherwise received payment (under any insurance policy, bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 7.11 Effect of Amendment. Any amendment, repeal, or modification of any provision of this Article VII shall be prospective only, and shall not adversely affect any right or protection conferred on any person pursuant to this Article VII and existing at the time of such amendment, repeal, or modification.

ARTICLE VIII

NOTICES

Section 8.01 Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing. No requirement of notice in these Bylaws shall be construed to mean personal notice unless otherwise specifically provided herein. Any notice other than those specifically required herein to be given personally and other than those specifically required herein to be transmitted by a particular means may be given by first class mail or by telegram (with messenger service specified), or courier service, charges prepaid, or by facsimile transmission (with confirmation of receipt) to the address (or to the facsimile number) of the person appearing on the books of the Corporation, or, in the case of directors, supplied to the Corporation for the purpose of notice. Except as otherwise specifically provided herein, if the notice is sent by mail, telegram or courier service, it shall be deemed to be given when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of facsimile transmission, when transmitted.

Section 8.02 Waiver of Notice. Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice, unless so required by the Certificate of Incorporation.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Dividends. Subject to applicable law and the provisions of the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation.

Section 9.02 Reserves. The Board of Directors, in its sole discretion, may fix a sum which may be set aside as a fund or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or reserve.

Section 9.03 Fiscal Year. The fiscal year of the Corporation shall be determined, and may be subsequently changed from time to time, by resolution of the Board of Directors.

Section 9.04 Seal. The Board of Directors may provide for a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware.” Any corporate seal shall otherwise be in such form as may be approved from time to time by the Board of Directors.

Section 9.05 Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 9.06 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable, or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including, without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable, or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable, or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

ARTICLE X

AMENDMENTS

Section 10.01 Amendment by Stockholders. Stockholders of the Corporation holding at least a majority of the Corporation’s outstanding voting stock, voting as a single class, shall have the power to adopt, amend, or repeal bylaws of the Corporation.

Section 10.02 Amendment by the Board of Directors. To the extent provided in the Certificate of Incorporation, the Board of Directors shall have the power to adopt, amend, or repeal bylaws of the Corporation by an affirmative vote of a majority of the whole Board of Directors, except insofar as bylaws adopted by the stockholders shall otherwise provide.

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